UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

FLUX TECHNOLOGIES, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 321-6065

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements.. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 2, 2013, the Company exercised an option granted to the Company pursuant to an Option Agreement, dated December 18, 2012 between the Company and Brazil Mining, Inc. (“Brazil Mining”) to purchase for $800,000 in cash a 20% share of the monthly diamond production that Brazil Mining actually receives in respect of Brazil Mining’s 55% equity interest in a Brazilian entity. Brazil Mining has the right to redeem the Company’s 20% share for a consideration and upon the occurrence of certain events specified in the Option Agreement. A Copy of the Option Agreement and Contribution Agreement has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 26, 2012.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 31, 2012, the Chairman and sole director increased the size of the Board of Directors of the Company from one to three, and elected Ambassador Roger Noriega and Ambassador Paul Durand to fill the two vacancies on the Board thereby created.

Ambassador Roger F. Noriega, age 53, has more than two decades of public policy experience focusing on U.S. interests in the Western Hemisphere. Ambassador Noriega's breadth of experience and contacts offers strategic vision and practical insight on U.S. foreign policy and aid programs. As U.S. Assistant Secretary of State from July 2003 to October 2005, Mr. Noriega managed a 3,000-person team of professionals in Washington and 50 diplomatic posts to design and implement political and economic strategies in Canada, Latin America, and the Caribbean. He was a leader in an inter-agency team that actively expanded trade and investment opportunities to spur economic growth and to create opportunities for U.S. companies and consumers. He also helped design and execute an annual plan for the effective use of USD$1.7 billion in U.S. economic assistance in two dozen countries.

As U.S. Ambassador to the Organization of American States (“OAS”) from August 2001 to July 2003, Ambassador Noriega coordinated complex and sensitive multilateral diplomacy in a 34-member international organization to bolster OAS efforts to promote trade, fight illicit drugs, and defend democracy. Ambassador Noriega counseled powerful Congressional leaders on all aspects of U.S. interests in the Americas, drafted historic legislation, and oversaw U.S. aid programs, the Peace Corps, and international narcotics affairs. From July 1997 to August 2001, he was a member of the Senate Foreign Relations Committee staff of Chairman Jesse A. Helms (R-NC), and from July 1994 to July 1997, he served on the House International Relations Committee staff of Chairman Benjamin A. Gilman (R-NY). Mr. Noriega’s other experiences include: senior advisor, OAS (July 1993 to July 1994); senior policy advisor, U.S. Mission to the OAS (August 1990 to January 1993); various program management and public affairs positions, U.S. Agency for International Development and U.S. Department of State (November 1986 to July 1990); press secretary and foreign policy advisor, U.S. Representative Robert Whittaker (R-KS) (May 1983 to October 1986); and research assistant, Kansas Secretary of State (December 1981 to April 1983). Ambassador Noriega is the Founder and CEO of VisonAmericas, a Latin America-focused consulting group. Since April 2012, Ambassador Noriega has been a director of Brazil Mining. Ambassador Noriega has a Bachelor of Arts degree from Washburn University of Topeka, Kansas.

Ambassador Paul Durand, age 71, has had extensive international experience in both the private and public sectors. From 1992 to 1995, Ambassador Durand was Canada’s Ambassador in Costa Rica, with concurrent accreditation to Honduras, Nicaragua and Panama. From 1995 to August 2000, he was Director General responsible for Canada’s relations with Latin America and the Caribbean in the Department of Foreign Affairs and International Trade. In August 2000, he was appointed Ambassador to Chile. A year later in August 2001, he was appointed Ambassador to the OAS and Canada’s National Coordinator for the Summits of the Americas process, positions that he held until 2006. From 2007 until 2009 he was the resident representative of the OAS in the Dominican Republic.

Ambassador Durand has participated in numerous electoral observer missions in Central and South America, and was appointed to lead the OAS observer mission to the 2006 elections in Costa Rica, as well as the OAS Mission to observe the referendum on free trade in Costa Rica in 2007. In Canada’s diplomatic service, Ambassador Durand specialized in Latin America, but also served in East Africa and South Asia (India and Nepal). He worked for the Canadian International Development Agency and also as a foreign policy advisor in the office of the Canadian Prime Minister (Privy Council Office), before joining the Department of Foreign Affairs and International Trade. Ambassador Durand is on the Board of Advisors of VisionAmericas, a Latin America-focused consulting group. Since April 2012, Ambassador Durand has been a director of Brazil Mining. He was educated in Canada, obtaining a B.A. (Political Economy) from the University of Toronto, and pursued further studies in International Relations and Economics at Northwestern University in Chicago and Carleton University in Ottawa. He joined the Canadian government after working in international banking in Latin America (Colombia, El Salvador), the Caribbean (Bahamas) and the US (Chicago).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUX TECHNOLOGIES, CORP.

Dated: January 4, 2013	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

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